UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Items

On September 2, 2008, Teradyne, Inc. (the “Company”) issued a press release announcing that it had entered into an Agreement and Plan of Merger, dated as of September 1, 2008, with Eagle Test Systems, Inc. and Turin Acquisition Corp., a wholly owned subsidiary of the Company. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Safe Harbor Statement

The forward-looking statements included herein are made only as of the date of filing. Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Eagle Test, the expected timetable for completing the transaction, future business prospects and market conditions and benefits and synergies of the transaction. Such statements are based on the current assumptions and expectations of Teradyne’s and Eagle Test’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of the Company’s future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Eagle Test operates; the uncertainty of shareholder and regulatory approvals; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; the Company’s ability to successfully integrate Eagle Test’s operations with its existing operations; the ability to realize anticipated synergies and cost savings; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Eagle Test’s annual report on Form 10-K for the fiscal year ended September 30, 2007.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Eagle Test plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Eagle Test, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Eagle Test through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Eagle Test by contacting their Chief Financial Officer, Stephen J. Hawrysz, at 847-327-1033.

The Company and Eagle Test, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement dated April 11, 2008. Information regarding Eagle Test’s directors and executive officers is contained in Eagle Test’s annual report on Form 10-K for the year ended September 30, 2007 and its proxy statement dated December 28, 2007, which are filed with the SEC. As of August 26, 2008, Eagle Test’s directors and executive officers beneficially owned approximately 9.22 million shares, or 40.0%, of Eagle Test’s common stock. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Eagle Test and their respective executive officers and directors in the merger by reading the Proxy Statement and other filings referred to above.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: September 2, 2008	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Teradyne, Inc. on September 2, 2008